As filed with the Securities and Exchange Commission on May 24, 2017

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KINDRED HEALTHCARE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	8050	61-1323993
(State or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

680 South Fourth Street

Louisville, Kentucky 40202

(502) 596-7300

(Address, including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Kindred Healthcare, Inc. Stock Incentive Plan, Amended and Restated

Kindred Healthcare, Inc. Equity Plan for Non-Employee Directors, Amended and Restated

(Full Title of the Plans)

Joseph L. Landenwich, Esq.

General Counsel and Corporate Secretary

Kindred Healthcare, Inc.

680 South Fourth Street

Louisville, Kentucky 40202

(502) 596-7300

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

with copies to:

Michael J. Albano, Esq.

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, NY 10006

(212) 225-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

Calculation of Registration Fee

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Kindred Healthcare, Inc. Common Stock, par value $0.25 per share, to be issued under the following plans:
Kindred Healthcare, Inc. Stock Incentive Plan, Amended and Restated	5,000,000 shares	$9.975	$49,875,000	$5,781
Kindred Healthcare, Inc. Equity Plan for Non-Employee Directors, Amended and Restated	800,000 shares	$9.975	$ 7,980,000	$ 925

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Kindred Healthcare, Inc. (the “Registrant”) common stock, par value $0.25 per share (the “Common Stock”) that become issuable under the Kindred Healthcare, Inc. Stock Incentive Plan, Amended and Restated (the “Stock Incentive Plan”) or the Kindred Healthcare, Inc. Equity Plan for Non-Employee Directors, Amended and Restated (the “Director Equity Plan” and together with the Stock Incentive Plan, the “Plans”) by reason of any stock dividend, stock split, recapitalization or other similar transaction affected without the receipt of consideration that increases the number of the registrant’s outstanding shares of Common Stock
(2)	Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices of the Common Stock of the Registrant as reported on the New York Stock Exchange on May 18, 2017.

EXPLANATORY NOTE

The Registrant has prepared this Registration Statement in accordance with the requirements of General Instruction E to Form S-8 under the Securities Act, to register the issuance of an additional 5,000,000 and 800,000 shares of Common Stock issuable pursuant to awards to be granted under the Stock Incentive Plan and the Director Equity Plan, respectively.

The additional securities to be registered by this Registration Statement are of the same class as those covered by the Registrant’s previously filed Registration Statements on Form S-8 filed on May 31, 2011 (Registration No. 333-174615) with respect to the Stock Incentive Plan and on August 13, 2012 (Registration No. 333-183269) with respect to the Director Equity Plan (collectively, the “Prior Registration Statements”). Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statements filed in connection with the Plans, including the periodic reports that the Registrant filed after the Prior Registration Statements to maintain current information about the Registrant, are incorporated herein by reference.

Part II

Item 8.	Exhibits.

The following exhibits are filed with or incorporated by reference into this Registration Statement (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K):

Exhibit No.	Description	Filed herewith
4.1	The Kindred Healthcare, Inc. Stock Incentive Plan, Amended and Restated (incorporated by reference to Annex A to the Registrant’s Definitive Proxy Statement, filed on April 4, 2017)

4.2	The Kindred Healthcare, Inc. Equity Plan for Non-Employee Directors, Amended and Restated (incorporated by reference to Annex B to the Registrant’s Definitive Proxy Statement, filed on April 4, 2017)

5.1	Opinion of Joseph L. Landenwich as to the validity of the securities being registered	X

23.1	Consent of PricewaterhouseCoopers LLP	X

23.2	Consent of Joseph L. Landenwich (included in Exhibit 5.1)	X

24.1	Power of Attorney (filed as part of signature pages)	X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, Kentucky, on the 24th day of May, 2017.

KINDRED HEALTHCARE, INC.
By:	/s/ Joseph L. Landenwich
Name:	Joseph L. Landenwich
Title:	General Counsel and Corporate Secretary

POWER OF ATTORNEY

Each person whose signature appears below on this Registration Statement hereby constitutes and appoints Stephen D. Farber and Joseph L. Landenwich, and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (unless revoked in writing) to sign any and all amendments (including post-effective amendments thereto) to this Registration Statement to which this power of attorney is attached, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by each of the following persons in the capacities indicated, on the 24th day of May 2017.

Signature	Title

/s/ Benjamin A. Breier	President, Chief Executive Officer and Director (Principal Executive Officer)
Benjamin A. Breier

/s/ Stephen D. Farber	Executive Vice President, Chief Financial Officer (Principal Financial Officer)
Stephen D. Farber

/s/ John J. Lucchese	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)
John J. Lucchese

Signature	Title

/s/ Joel Ackerman	Director
Joel Ackerman

/s/ Jonathan D. Blum	Director
Jonathan D. Blum

/s/ Paul J. Diaz	Director
Paul J. Diaz

/s/ Heyward R. Donigan	Director
Heyward R. Donigan

/s/ Richard Goodman	Director
Richard Goodman

/s/ Christopher T. Hjelm	Director
Christopher T. Hjelm

/s/ Frederick J. Kleisner	Director
Frederick J. Kleisner

/s/ Sharad Mansukani, M.D.	Director
Sharad Mansukani, M.D.

/s/ Lynn Simon, M.D.	Director
Lynn Simon, M.D.

/s/ Phyllis R. Yale	Chair of the Board
Phyllis R. Yale

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing
4.1	The Kindred Healthcare, Inc. Stock Incentive Plan, Amended and Restated	Incorporated by reference to Annex A to the Registrant’s Definitive Proxy Statement, filed on April 4, 2017

4.2	The Kindred Healthcare, Inc. Equity Plan for Non-Employee Directors, Amended and Restated	Incorporated by reference to Annex B to the Registrant’s Definitive Proxy Statement, filed on April 4, 2017

5.1	Opinion of Joseph L. Landenwich	Filed herewith

23.1	Consent of PricewaterhouseCoopers LLP	Filed herewith

23.2	Consent of Joseph L. Landenwich	Included in Exhibit 5.1

24.1	Power of Attorney	Included on signature page